Exhibit 1.6 APRIL 9, 2015 PT PORTUGAL, SGPS, S.A. EUR 400,000,000 6.25% NOTES DUE 2016 CONSENT SOLICITATION (ISIN PTPTCYOM0008)

DISCLAIMER
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Before making a decision with respect to the Consent Solicitation, Noteholders should carefully consider all of the information contained in the consent solicitation memorandum dated April 9, 2015 (the “Consent Solicitation Memorandum”), which can be found at www.ptportugal.pt. This Presentation is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents. The Consent Solicitation is being made solely pursuant to the Consent Solicitation Memorandum.
Neither the Consent Solicitation Memorandum nor any related documents (including this Presentation) have been filed with, or reviewed by, any national or local securities commission or regulatory authority of the United States of America or any other jurisdiction, nor has any such commission or authority passed upon the accuracy or adequacy of the Consent
Solicitation Memorandum nor any related documents (including this Presentation). Any representation to the contrary is unlawful and may be a criminal offence.
The Consent Solicitation is made for the securities of a non U.S. company. The Consent Solicitation is subject to disclosure requirements in Portugal and the United Kingdom that are different from those of the United States of America.
It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since PT Portugal and Oi are located in foreign countries, and some or all of their officers and directors are residents of foreign countries. You may not be able to sue a foreign company or its officers and directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S.
court’s judgment.
None of the Solicitation Agents nor the Trustee makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this Presentation.
Capitalised terms used in this Presentation shall have the meanings ascribed to them in the Consent Solicitation
Memorandum.

CONTEXT AND RATIONALE FOR THE TRANSACTION

Simplified Structure of Oi Before and After PT Portugal Sale
PT Portugal’s Notes are the only euro-denominated bond
subject to the Consent
On 9 December 2014, Oi entered into a Share Purchase Agreement with Altice Portugal S.A. and Altice S.A. to sell all of the shares of PT
Portugal, SGPS, S.A. (the “PT Portugal Sale”)
The closing under the Share Purchase Agreement is conditional on, among other things, the release of PT Portugal, SGPS, S.A. (“PT
Portugal”) from its obligations under the EUR 400,000,000 6.25%
Notes due 2016 (the “Notes”) guaranteed by Oi S.A. (the “Guarantor”)
under the Portugal Telecom International Finance B.V. (“PTIF”) and
Portugal Telecom, SGPS, S.A. (“PT SGPS”) EUR 7,500,000,000 Euro
Medium Term Note Programme (the “Programme”)
The Guarantor wishes to introduce certain changes to the Notes, including the introduction of PTIF (the issuer of all other outstanding securities under the EUR Programme), as issuer of the Notes in place of PT Portugal in order to satisfy this condition of the Share Purchase
Agreement
The changes mentioned above are conditional on the successful completion of PT Portugal Sale
By the completion of the PT Portugal Sale, PTIF will no longer be a subsidiary of PT Portugal, but will remain as a subsidiary of Oi
This transaction follows a successful Consent Solicitation related to the sale of PT Portugal, targeting the 5 and 9 Tranches of Oi’s Local
Brazilian Debentures, in February 2015
Current Structure Structure on Completion of
PT Portugal Sale
PT Portugal
(Issuer)
PTIF
PTIF
(Issuer)
100%
100%
100%
(Guarantor) (Guarantor)
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TRANSACTION TERMS
Target Notes
EUR400 mm 6.25% Notes due 2016 issued under the PTIF and PT SGPS Euro Medium Term Note
Programme (ISIN PTPTCYOM0008)
Consent Fee
40 bps, i.e. EUR4.00 for each EUR1,000.00 nominal amount of bonds that voted in favour
The Consent Fee payment is subject to the satisfaction of the Payment Conditions
Noteholders
Meeting
10:00 a.m. (Lisbon time) on May 4, 2015 at PT Portugal’s registered office, located at Avenida
Fontes Pereira de Melo, n.40, 1069-300 Lisbon, Portugal
Put Option
If the Consent Solicitation is approved, all Noteholders will have the option to exercise the Put
Option (1) and redeem their Notes. The Put Option may be exercised from the date of the PT
Portugal Sale Announcement to (and including) the twentieth Business Day following the Sale
Completion Date (the “Put Period”)
(1) The Put Option price will be dependent on the date of the closing of PT Portugal sale to Altice.
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NOTEHOLDERS’ ALTERNATIVES

Noteholders may take one of the following actions
Vote in favour of the Proposals, receiving the Consent Fee of
40 bps of the aggregate principal amount of Notes if the
Payment Conditions are met
Vote against the Proposals, not receiving the Consent Fee
Abstain from voting the Proposals, not receiving the Consent
Fee
Only Registered Holders can vote
Consent Instructions must be delivered by the Registered Holder either:
Subject to certain procedures Affiliate Members may submit instructions on behalf of their clients through the Tabulation Agent
If you are not a Registered Holder
You must arrange for the Registered Holder through which you hold the
Notes to submit a Consent Instruction on your behalf
Noteholders that hold Notes in the name of a broker, dealer, bank, custodian, trust company or other trustee should contact such entity sufficiently in advance of the Voting Deadline if they wish to vote
Payment Conditions
The Consent Fee is subject to the following conditions:
How to vote
Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out in Indicative
Solicitation Timetable
a)
b)
c)
d)
a)
b)
c)
By participating and voting at the Meeting
By arranging to be represented at the Meeting
To the Tabulation Agent in electronic form through the website www.e-
forms.lucid-is.com/ptportugal
To the Chairman of the meeting by correspondence or electronic means through the website www.ptportugal.pt
Approval of the Extraordinary Resolution by the Noteholders
Execution and delivery of the Supplemental Trust Deed, Supplemental
Agency Agreement and the New Interbolsa Instrument
Completion of the PT Portugal Sale
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PUT OPTION

Period Redemption Price
Announcement – 06/30/2015 103.975%
07/01/2015 – 09/30/2015 102.875%
10/01/2015 – 12/31/2015 102.125%
01/01/2016 – 03/31/2016 101.375%
04/01/2016 – 06/30/2016 100.625%
07/01/2016 – Maturity 100.000%
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Additionally, Noteholders may or may not exercise their Put Option (available if the Consent Solicitation is successful)
The Noteholders can make a decision to exercise their Put Option from the date of the PT Portugal Sale
Announcement to (and including) the twentieth Business Day following the Sale Completion Date (the “Put
Period”)
If a noteholder would like to exercise the Put Option he should instruct the Affiliate Member of Interbolsa, with which it holds such Notes, as detailed in the Notice
Below is the schedule for the Put Option prices depending on when the sale of PT Portugal to Altice closes
Subject to the completion of the sale of PT Portugal to Altice Portugal, PTIF shall, at the option of the noteholder, redeem such Notes, on the thirtieth Business Day following the Sale Completion Date (the “Put
Settlement Date”)

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TRANSACTION TIMETABLE

April 9, 2015
Announcement of Consent Solicitation and Proposal
a) April 23, 2015
b) April 27, 2015
c) April 28, 2015
5:00 p.m. (Lisbon)
a) Voting Deadline for Noteholders voting by correspondence
b) Voting Deadline for Noteholders voting by electronic means
c) Voting Deadline for Noteholders voting through Tabulation Agent
April 28, 2015
5:00 p.m. (Lisbon)
Revocation Deadline
April 24, 2015
00:00 a.m. (Lisbon)
Record Date
May 4, 2015
10:00 a.m. (Lisbon)
Meeting
No less than 14 clear days after
adjournment of Meeting
(i.e. May 19, 2015)
Adjourned Meeting (Indicative Timetable) – Only in case there is no quorum for the first Meeting
The tenth Business Day after the
date on which the Payment
Conditions are satisfied
Consent Fee Payment Date
By no later than the twentieth
Business Day following the
Completion of the PT Portugal Sale
Investor instruction to exercise Investor Put
The thirtieth Business Day
following the Completion of the
PT Portugal Sale
Settlement of Investor Put
As soon as reasonably practicable
after the Meeting has concluded
Announcement and publication of results of Adjourned Meeting
As soon as reasonably practicable
after the Meeting has concluded
Announcement and publication of results of Meeting

WRAP UP
Requested
Ammendments and
Waivers
Replace PTIF as issuer and principal obligor of the Notes, in place of PT Portugal
Waive any events of default and potential events of default in respect of the
Notes that may be triggered by the PT Portugal Sale or any transaction executed as part of, or pursuant to, the PT Portugal Sale
Noteholders
Benefits
Noteholders voting in favour of the proposed amendment and waivers will be eligible to receive a consent fee of 40 bps provided that the Payment Conditions are fulfilled
In addition, if the proposal is approved all Noteholders will have a Put Option in respect to their Notes exercisable during the Put Period at a redemption price ranging from 100.000% to 103.975%, depending on the date of the completion of the sale of PT Portugal to Altice, and the respective accrued interest until the date of the redemption as set in the Consent Solicitation Memorandum
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KEY CONTACTS FOR THE CONSENT SOLICITATION PROCESS
Solicitation Agents
Tabulation Agent
Issuer / Guarantor
Telephone: +351 21 319 6904
Email: dcm@espiritosantoib.pt
Attention: Capital Markets Division
Telephone: +44 20 7756 6909 / +351 21 370 4360
Email: tommaso.grospietro@santandergbm.com /
ptconsent@santandergbm.com
Attention: Liability Management
Telephone: +44 20 7995 2929 / +1 646 855 8988
Email: kulwant.bhatti@baml.com / matt.radley@baml.com
Attention: Liability Management / Kulwant Bhatti / Matthew
Radley
Telephone: +44 20 7704 0880
Email: pt@lucid-is.com
Attention: Yves Theis / Thomas Choquet
Telephone: +351 21 500 1111 / +351 21 500 7979
Email: assembleia-ptportugal@telecom.pt
Attention: Secretaria Geral / Investor Relations / Marco
Schroeder
Telephone: +55 21 3131 1280 / +55 21 3131 2963 /
+55 21 3131 2918
Email: LD-tesouraria@oi.net.br / invest@oi.net.br
Attention: Treasury / Investor Relations
BESI
BofA Merrill Lynch
Santander Global Banking & Markets/
Banco Santander Totta
Lucid
PT Portugal Oi